                                                                       EXHIBIT 1






                                 $______________


                             KERR-MCGEE CORPORATION

                       $____________ ____% Notes due ____



                             Underwriting Agreement


__________________
__________________
__________________

                                                       __________________

Dear Sirs:

        KERR-McGEE CORPORATION, a Delaware corporation (the "Company"), hereby confirms its agreement with ______________ (the "Underwriters").

        The Company proposes to issue $____________ aggregate principal amount of its securities, consisting of $____________ principal amount of ____% Notes due _____________ (the "Securities") pursuant to an indenture dated as of August 1, 1982, as supplemented to date (the "Indenture"), between the Company and Citibank, N.A. (the "Trustee"). The Securities are more particularly described in the registration statement and prospectus hereinafter referred to and in the Indenture.


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        1. The Company represents, warrants and agrees with the several
Underwriters that:

        (a) A Registration Statement on Form S-3 (File No.____) with respect to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Act and (iii) become effective. As used in this Agreement (i) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in the later registration statement, or amendments or supplements thereof, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (ii) "Registration Statement" means the registration statement, as amended or supplemented at the date of this Agreement (including all documents included therein by reference); (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the later Registration Statement or such later dated prospectus as may be filed by the Company pursuant to paragraphs (b) or (c) of Rule 424 of the Rules and Regulations; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to paragraphs (b) or (c) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus.

        (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 5(c) hereof, all statements which are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus do not and will not at the date of delivery, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 5(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished


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     to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein.

        (c) The documents incorporated by reference into any Preliminary Prospectus or Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 5(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 5(c) hereof, timely filed as required thereby.

        (d) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the date of delivery (as defined in Paragraph 4 hereof), there has not been, and there will not have been, any material transaction not in the ordinary course of business entered into by the Company or any of its Material Subsidiaries which is material to the Company and its Material Subsidiaries taken as a whole, any material change in the capital stock of the Company, or any material adverse change in the financial position or results of operations of the Company and its Material Subsidiaries taken as a whole. As used in this Agreement, Material Subsidiaries shall include only:
     Kerr-McGee Oil & Gas Corporation, Kerr-McGee (G.B.) Limited; Kerr-McGee Chemical LLC; and, KMCC Western Australia Pty Ltd. None of the Company's other subsidiaries is a "significant subsidiary" as defined in Rule 405 of the Rules and Regulations.

        (e) The Company and each of its Material Subsidiaries are validly incorporated and existing corporations in good standing under the laws of their respective jurisdictions of organization, have all necessary corporate power and authority to conduct their respective businesses as described in the Prospectus and are duly qualified and in good standing in all jurisdictions in which the failure so to qualify would have a material adverse effect on the financial condition of the Company and its Material Subsidiaries taken as a whole.

        (f) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company and each of its Material Subsidiaries hold all material patents, licenses, certificates and permits from governmental authorities necessary for the conduct of their present operations; and all of the issued and outstanding shares of capital stock of each Material Subsidiary of the Company have been duly authorized and are validly issued and, except as otherwise indicated in the Registration Statement and except for directors' qualifying


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     shares, are owned by the Company free and clear of all liens, encumbrances, security interests and claims.

        (g) Arthur Andersen LLP, whose report appears in the Company's most recent Annual Report on Form 10-K which is incorporated in the Prospectus by reference, are certified public accountants and are independent accountants within the meaning of the Act and the Rules and Regulations.

        (h) Except as set forth in or contemplated by the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries which would be likely to result in any material adverse change in the financial position, results of operations or business of the Company and its Material Subsidiaries taken as a whole.

        (i) Neither the Company nor any of its Material Subsidiaries is in violation of its certificate of incorporation or charter, as the case may be, or by-laws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of its indebtedness or any related loan agreement, note purchase agreement or indenture. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or a default under, the certificate of incorporation or charter, as the case may be, or by-laws of the Company or any Material Subsidiary, any material agreement, indenture or other instrument by which the Company or any Material Subsidiary is bound, or any applicable law, administrative regulation or court decree, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company or any Material Subsidiary.

        (j) On the date of delivery (i) the Indenture will have been validly authorized, executed and delivered by the Company and will constitute a legally binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as such enforcement may be subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) the Securities will have been validly authorized and, upon due execution, authentication and delivery in accordance with the terms of the Indenture and payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and
     (iii) the Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

        (k) Since the end of its latest fiscal year the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act; and copies of


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     each of the documents incorporated, or deemed to be incorporated, by reference in the Basic Prospectus, together with evidence of the filing thereof, have been delivered by the Company to the Underwriters.

        2. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, hereby agrees to purchase from the Company, the principal amount of Securities set forth opposite such Underwriter's name in
Schedule 1 at a purchase price of _____% of the principal amount thereof, plus accrued interest, if any, from ___________ to the date of payment and delivery.

        It is understood that, in making this Agreement, the Underwriters are contracting severally and not jointly, and that their several agreements to purchase Securities on the basis of the agreements and representations herein contained shall be several and not joint and shall apply only to the respective amounts of Securities set forth opposite their respective names in Schedule 1 hereto, except as provided in Paragraph 3 hereof.

        3. It shall be a condition of the agreement of the Company to sell and deliver the Securities that each of the Underwriters shall purchase and pay for the entire principal amount of Securities agreed to be purchased by such Underwriter hereunder, except as hereinafter in this Paragraph 3 provided, and the Company shall not be obligated to deliver any Securities except upon payment by the several Underwriters for all of the Securities to be purchased hereunder.

        Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

        If any one or more of the Underwriters shall fail to purchase the entire principal amount of the Securities to be purchased by such Underwriter or Underwriters, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed among them) the entire principal amount of the Securities which the withdrawing Underwriter or Underwriters agreed but failed to purchase, but not less than all.

        In the event the remaining Underwriters agree as aforesaid to purchase the Securities of a defaulting or withdrawing Underwriter or Underwriters, the Underwriters or the Company shall have the right to postpone the date of delivery to a date not exceeding six full business days after the date of delivery fixed as provided in Paragraph 4 hereof in order to effect any changes which in the opinion of counsel for the Company or of counsel for the Underwriters may be necessary in the Registration Statement or the Prospectus or in any other documents or arrangements by reason of such default or withdrawal of any Underwriter.

        4. Delivery by the Company of the Underwriters' Securities to the Representatives for the respective accounts of the several Underwriters and payment by the Underwriters therefor by certified or official bank check or checks payable in, or


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by wire transfer of, immediately available (federal) funds to or upon the order of the Company shall take place at Simpson Thacher & Bartlett, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company.

        The Underwriters' Securities will be registered in such names and in such authorized denominations as the Representatives may request no less than two full business days in advance of the Closing Date. For the purpose of expediting the checking and packaging of the Securities, the Company agrees to make the same available for inspection by the Underwriters in New York, New York not later than one full business day prior to the date of delivery.

        5. The Company hereby further agrees as follows:

        (a) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed or conformed copy of the Registration Statement as originally filed and each amendment or supplement thereto filed on or prior to the date of this Agreement or relating to or covering the Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

        (b) To deliver promptly to the Underwriters such number of the following documents as the Underwriters may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges), the Indenture and this Agreement,
     (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus;

        (c) To file with the Commission, during such period following the date of this Agreement, as may be required by the Act or requested by the Commission, the Prospectus as required by law to be delivered in respect of the Securities, any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Act or requested by the Commission;

        (d) Prior to filing with the Commission during the period referred to in
     (c) above (i) any amendment or supplement to the Registration Statement,
     (ii) the Prospectus or amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, to furnish a copy thereof to the Underwriters and to counsel for the Underwriters and provide such persons a reasonable opportunity to comment thereon;

        (e) To advise the Underwriters immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (ii) of any request or proposed request by the Commission for any amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Securities), to the Prospectus, to any document incorporated by reference in any of the foregoing


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     or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event during the period referred to in (c) above which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statements relate to or cover the Securities) or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

        (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

        (g) To endeavor to qualify or assist the Underwriters in qualifying the Securities for offer and sale under the securities or Blue Sky laws of such states as the Underwriters may reasonably request, provided that the Company shall not be required to qualify as a foreign corporation or execute or file any consent to general service of process under the laws of any state where it is not so qualified or so subject;

        (h) To pay all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Securities and their issue and delivery, any taxes payable in connection therewith, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to preparing, printing and filing under the Act or the Exchange Act of the Registration Statement and any amendments and supplements thereto (including all exhibits thereto), the Preliminary Prospectus, the Prospectus and all documents incorporated therein by reference, and the distribution thereof to the several Underwriters and selected dealers, the costs of printing the Indenture, this Agreement and any selling agreement, the costs incident to any listing of the Securities on the New York Stock Exchange, the cost of any filings with the National Association of Securities Dealers, Inc., any fees required to be paid to rating agencies incurred in connection with the offering of the Securities, and the cost (including counsel fees not in excess of $7,500 and any filing fees payable in this connection) of qualifying the Securities under the securities or Blue Sky laws of the several states as provided in Paragraph 5(g) hereof and of providing the Underwriters with a memorandum from their counsel concerning the legality of the Securities as an investment; it being understood that, except as provided in this Paragraph 5(h) or in Paragraph 10 hereof, the Underwriters will pay all their own costs and expenses, including fees and expenses of their counsel, transfer taxes, if any, on


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     any Securities which they may sell, and any advertising expenses connected with any offering they may make;

        (i) Until the termination of the offering of the securities, to file timely all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act; and

        (j) Without the prior written consent of the Underwriters, during the period beginning on the date of this Agreement and continuing to the date of delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than indebtedness incurred under the Company's existing bank loan agreements and Securities to be issued to the Underwriters.

        6. (a) The Company shall indemnify and hold harmless each Underwriter, each other person, if any, participating with the Underwriters in the distribution of the Securities who is an "underwriter" within the meaning of
Section 2(11) of the Act with respect to the distribution of the Securities (the "Participants") and each person, if any, who controls any Underwriter or any Participant within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter, Participant or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, Participant and such controlling person for any legal and other expenses reasonably incurred by that Underwriter, Participant or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter, Participant or any person controlling that Underwriter or Participant on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Underwriter or Participant if it is established that such Underwriter or Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person if required by the Act within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Prospectus and delivery of the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure resulted from non-compliance by the Company with Paragraph 5(b) or 5(c) hereof. For purposes of the


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second proviso to the immediately preceding sentence, the term "Prospectus"
shall not be deemed to include any document incorporated therein by reference. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter Participant or controlling person.

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action, arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

        (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Paragraph 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Underwriters shall have the right to employ one firm of counsel (in addition to local counsel) to represent the Underwriters, those other Underwriters and Participants and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Paragraph 6 if, in the reasonable


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judgment of the Underwriters, it is advisable for the Underwriters, Participants and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

        (d) If the indemnification provided for in this Paragraph 6 shall for any reason be unavailable or insufficient to an indemnified party under Paragraph 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and Participants on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on one hand and the Underwriters and Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters and the Participants on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters and the Participants with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 6(d) were to be determined by pro rata allocation (even if the Underwriters and Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this


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Paragraph 6(d) shall be deemed to include, for purposes of this Paragraph 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 6(d) are several in proportion to their respective underwriting obligations and not joint.

        (e) The indemnity agreements contained in this Paragraph 6 and the representations, warranties and agreements of the Company in Paragraph 1, Paragraph 5 and Paragraph 9 hereof shall survive the delivery of the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        (f) The Underwriters severally confirm that the statements with respect to the public offering of the Securities set forth on the cover page of, and under the caption "Underwriting" in, the prospectus supplement to the Prospectus are correct and constitute the only information furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        7. The obligations of the Underwriters under this Agreement shall be subject to termination, in the absolute discretion of the Underwriters, by notice given to and received by the Company prior to the date of delivery, if after the execution hereof (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchanges, or such market by the Commission, by such exchanges or by any other regulatory body or governmental body having jurisdiction, (ii) a banking moratorium shall have been declared either by Federal or State authorities,
(iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, unpractical, or inadvisable to proceed with the public offering of or delivery of the Securities under the terms and in the manner contemplated in the Prospectus, (v) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the National Association of Securities Dealers, Inc. or the Commission or (vi) a downgrading shall have occurred in the rating accorded the Company's debt securities by any of Duff & Phelps Credit Rating Co., Standard & Poor's Corporation, and Moody's Investors Service, Inc. or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

        8. The respective obligations of the Underwriters under this Agreement with respect to the Securities are subject to the accuracy, on the date of this Agreement and on the date of delivery, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Securities:

        (a) At or before the date of delivery, no stop order suspending the effectiveness of the Registration Statements nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statements or any Prospectus or otherwise shall have been complied with; and after the date of this Agreement the Company shall not have filed with the Commission any amendment or supplement to the Registration Statements or the Prospectus (or any document incorporated by reference therein) without the consent of the Underwriters, which consent shall not be unreasonably withheld.

        (b) No Underwriter shall have discovered and disclosed to the Company prior to the date of delivery that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) The authorization and issue of the Securities, the Indenture, the Registration Statement, the Prospectus, any amendments or supplements thereto and all corporate proceedings and other legal matters incident thereto shall be satisfactory in all respects to Simpson Thacher & Bartlett, and the Company shall have furnished to them such documents as they may reasonably have requested to enable them to pass upon the matters referred to in this subparagraph.

        (d) The Company shall have furnished to the Underwriters a certificate of the Chairman of the Board, Vice Chairman of the Board, the President, or any Vice President dated the date of delivery, in which such officer, to the best of his knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of delivery, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus.

        (e) On the date of delivery, the Company shall have furnished to the Underwriters a letter of Arthur Andersen LLP, dated the date of delivery, which shall state, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter furnished to the Underwriters concurrently with the execution of this Agreement; and the effect of the letter so to be furnished on the date of delivery shall be to confirm in all material respects the conclusions and findings set forth in such prior letter.

        (f) On or before the date of delivery neither the Company nor any of its Material Subsidiaries shall have sustained any loss on account of fire, flood, accident or other calamity since the date hereof, (i) of such a character as to interfere materially and adversely with the continuous operation of the business of the Company and its Material Subsidiaries, or
     (ii) which, in the judgment of the Underwriters, materially and adversely affects the Company and its Material Subsidiaries taken as a whole, regardless of whether or not such loss shall have been insured.

        (g) On the date of delivery, the Company shall have furnished to the Underwriters, the opinion of Gregory F. Pilcher, Esq., Vice President, General Counsel and Secretary of the Company, dated the date of delivery, to the effect that:

              (i) The Company is a validly organized and existing corporation in good standing under the laws of the State of Delaware, has all necessary corporate power and authority to conduct its business as described in the Prospectus, and is duly qualified and in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the financial condition of the Company and its Material Subsidiaries taken as a whole;

              (ii) Each of the Company's Material Subsidiaries is a validly organized and existing corporation in good standing under the laws of the jurisdiction of its organization, has all necessary corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to do business in all jurisdictions in which the failure so to qualify would have a material adverse effect on the financial condition of the Company and its Material Subsidiaries taken as a whole;

              (iii) All the issued and outstanding shares of capital stock of each Material Subsidiary of the Company, except for directors' qualifying shares and as otherwise indicated in the Registration Statement, are owned by the Company, free and clear of all liens, encumbrances, security interests and, to the best of the knowledge of such counsel, claims;

              (iv) The Indenture has been validly authorized, duly executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act and is a valid and legally binding obligation of the Company;

              (v) The Securities have been validly authorized, duly executed by the proper officers of the Company, duly authenticated by the Trustee in the manner described in a certificate of the Trustee delivered to the Underwriters (which authentication certificate may be relied upon without an inspection of the Securities) and delivered, and are the validly issued and outstanding and legally binding obligations of the Company, entitled to the benefits of the Indenture;

              (vi) This Agreement has been duly authorized, executed and delivered by the Company;

              (vii) Neither the execution and delivery of this Agreement, the Indenture or the Securities nor the consummation of the transactions contemplated herein and therein will conflict with or constitute a breach of, or a default under, the certificate of incorporation or charter, as the case may be, or by-laws of the Company or any Material Subsidiary, any material agreement, indenture or other instrument known to such counsel by which the Company or any Material Subsidiary is bound, or any applicable law, administrative regulation or court decree applicable to the Company or any Material Subsidiary, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company or any Material Subsidiary; provided, however, with respect to any material agreement, indenture or other instrument by which the Company or any Material Subsidiary is bound, such counsel may rely upon a certificate of the Treasurer or Controller of the Company as to the nonexistence of a default or breach by the Company of any covenant or restriction respecting its financial condition;

              (viii) The Securities and the Indenture conform as to legal matters in all material respects to the statements concerning them in the Registration Statements and the Prospectus;

              (ix) The Registration Statement, as of its effective date, and the Prospectus as of the date it was filed with the Commission, comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations thereunder (except that no opinion need be expressed as to the financial statements and other financial or statistical data contained therein); and the documents incorporated in the Prospectus on the date of delivery as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder (except that no opinion need be expressed as to the financial statements and other financial or statistical data contained therein); and the statements made in the Prospectus under the following (or comparable) captions "Description of Debt Securities" and "Terms of the Securities", insofar as they are or refer to statements of law or legal conclusions or summarize provisions of documents, have been prepared or reviewed by such counsel and are in all material respects correct;

              (x) Such counsel does not know of any contracts or other documents required to be filed or incorporated by reference which are not so filed or incorporated by reference and does not know of any contracts or other documents which are required to be described in the Prospectus which are not so described;

              (xi) No consent, approval, authorization, registration or qualification of any governmental authority is required in respect of the sale of the Securities other than registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act and any necessary qualifications under securities or Blue Sky laws of the various jurisdictions in which the Securities are to be offered;

              (xii) The Registration Statement has become effective under the Act, and to the best knowledge of such counsel, no proceeding for a stop-order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened under Section 8(d) of the Act;

              (xiii) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act; and

              (xiv) Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its Material Subsidiaries which would interfere with the issuance and sale of the Securities as contemplated by this Agreement or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein.

        In addition, such counsel shall state that no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement contained, as of the date of the filing of the Annual Report on Form 10-K of the

Company for the year ended December 31, _____, or the Prospectus as of its date and the date of delivery contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading.

        All the opinions, affidavits, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are satisfactory to Simpson Thacher & Bartlett.

        (h) On the date of delivery, the Underwriters shall have received the opinion of Simpson Thacher & Bartlett, dated the date of delivery, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (i) Subsequent to the dates of the most recent financial statements in the Prospectus, there shall not have been any material adverse change in the business, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus.

        9. The Company will mail and make generally available to its security holders, as soon as practicable and for the time period specified by Rule 158 under the Act, a consolidated earnings statement which shall satisfy the provisions of Section 11(a) and Rule 158 of the Act and will advise the Underwriters in writing when such statement has been made available.

        10. Anything herein to the contrary notwithstanding, if the Company shall fail to tender the Securities in accordance with this Agreement, or if the Underwriters shall for any reason permitted under this Agreement (other than pursuant to Paragraph 7 hereof) decline to purchase the Securities, the sole liability of the Company to the several Underwriters will be to reimburse the several Underwriters up to a reasonable amount for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company will pay the full amount thereof to the Underwriters. The Company will not be obligated to reimburse the several Underwriters on account of any such expenses if this Agreement shall be terminated for the reasons set forth in Paragraph 3 hereof or shall be terminated by the Underwriters pursuant to Paragraph 7 hereof.

        11. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by _____________ on behalf of the Underwriters. Any notice by the Company to the Underwriters shall be sufficient if given in writing and delivered or sent by mail, telex or facsimile transmission to ______________ with a copy, in the case of any notice pursuant to Paragraph 6 to the ___________ and any notices to the Company shall be sufficient if given by the Underwriters in writing and delivered or sent by mail, telex or facsimile transmission addressed to Kerr-McGee

Corporation, Attention: Chief Financial Officer (Fax: 405-270-4211) (with a copy to the General Counsel), Kerr-McGee Center, P.O. Box 25861, Oklahoma City, Oklahoma 73125 (Fax: 405-270-4211.)

        12. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the warranties, indemnities and agreements of the Company contained in this Agreement shall also be for the benefit of any Participant and any person who controls any Underwriter or any Participant within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriters shall be for the benefit of the directors of the Company, such officers as shall have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act.

        13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. For purposes of this Agreement, business day means any day on which the New York stock Exchange is open for trading.

        14. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                        Very truly yours,


                                        KERR-McGEE CORPORATION


                                        By:
                                           -------------------------------------




Accepted:


By:
   ---------------------------------


By:
   ---------------------------------
    Authorized Representative

                                   SCHEDULE I


                                                              Principal
                                                              Amount of
                  Underwriter                                   Notes
                  -----------                                 ---------






Total..................................................       $
                                                              =========